Exhibit 10.17

[IMAGE - Government of Karnataka Registration Stamp Rs. 100]

THIS LEASE AND HIRE AGREEMENT (“Agreement of Lease”) executed at BANGALORE on the 17-2-2005 (SEVENTEENTH day of FEBRUARY Two Thousand and Five):

BY:	1)	MR. A. MAJEED alias MOHSIN, aged about 48 years, son of late A. Qader Adam, at No. 14, Walton Road, BANGALORE – 560 001

	2)	MR. A. AZIZ QADER, aged about 45 years, son of late A. Qader Adam, At No. 14, Walton Road, BANGALORE – 560 001

	3)	MR. A RASHEED RAZACK, aged about 43 years, son of Mr. A. Razack Adam, residing at No. 51/1, Promenade Road, Frazer Town, BANGALORE – 560 005

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

	4)	MR. A. HAMEED RAZACK, aged about 41 years, son of Mr. A. Razack Adam, residing at No. 51/1, Promenade Road, Frazer Town, BANGALORE – 560 005

	5)	MR. A. RAHIM RAZACK, aged about 38 years, son of Mr. A. Razack Adam, residing at No. 51/1, Promenade Road Frazer Town, BANGALORE – 560 005

(hereinafter referred to as the “LESSORS”, which expression shall, wherever the context so requires or admits, mean and include, their respective heirs, executors, administrators and assigns) of the ONE PART;

IN FAVOUR OF:		TRUESPAN SEMICONDUCTORS TECHNOLOGIES INDIA PRIVATE LIMITED, a Private Limited Company incorporated as per the provisions of the Companies Act, 1956, having its Registered Office at Vijeta No. 14, 2nd Floor, 80 Ft. Main Road, 4th Block, Koramangala, Bangalore – 560 034, represented by its Director: MR. A.G. MURLIKRISHNAN

(hereinafter referred to as the “LESSEE”, which expression shall, wherever the context so requires or admits, mean and include, its successors-in-title and assigns) of the OTHER PART.

Individually referred to as “Party” and together referred to as “Parties”.

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

WHEREAS:

I.	The Lessors are the co-owners of the third floor of the building known as “ADAM CHAMBERS” constructed on the property bearing No. 11, Richmond Road, Bangalore, more fully described in the Schedule ‘A’ below and hereinafter referred to as the “SCHEDULE PREMISES”, with Lessors 1 & 2 having undivided 25%, 25% and Lessors 3, 4 & 5 having equal in balance 50% share and interest respectively in the Scheduled Premises; and whereas the Lessee has approached the Lessors for the leasing of the Scheduled Premises.

II.	The Lessors have agreed to give on lease the Schedule Premises along with fixtures and fittings, more fully described in Schedule ‘B’ below and hereinafter referred to as “SCHEDULE FITTINGS”, to the Lessee for a term of five (5) years and the Parties hereto are desirous of recording the terms and conditions agreed between them.

III.	NOW THIS AGREEMENT OF LEASE WITNESSES AS FOLLOWS:

That in consideration of the rents/hire charges agreed to be paid by the Lessee as set out in this Agreement of Lease and the Lessee agreeing to comply with the covenants and conditions mentioned herein, the Lessors hereby agree to grant by way of lease to the Lessee, the Schedule Premises for a period of five (5) years, subject to the following terms and conditions:

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

1)	RATE OF RENT/HIRE CHARGES:

1.1)	The rent/hire charges payable by the Lessee to the Lessors for first three (3) years for the Schedule Premises and Schedule Fittings, more fully described as Schedules A and Schedule B attached hereto and hereinafter together referred to as “SCHEDULE PROPERTY” is as follows:

(a)	Rent Rs. 38.00 per sq. ft. per month

(b)	Hire charges Rs. 22.00 per sq. ft. per month

i.e. Rs. 2,36,820/-(Rupees Two Lakhs Thirty-Six thousand Eight Hundred and Twenty only) per month.

1.2)	The rent/hire charges for 4th and 5th Year will be:

(a)	Rent Rs. 45.60 per sq. ft per month

(b)	Hire charges Rs. 26.40 per sq. ft. per month

i.e. Rs. 2,84,184/- (Rupees Two Lakhs Eighty Four Thousand One Hundred and Eighty Four only).

1.3)

The Lessees shall pay the rent/hire charges regularly to the Lessors on or before the 5th day of every month following the month for which it is due and in ratio of the ownership of the Lessors as set out in para 1 above. The Lessors shall forthwith issue receipts for the same.

1.4)	The Lessors and the Lessee hereby agree that the hire of the Schedule Fittings and the lease of the Schedule Premises are co-terminus and cannot be separate from each other.

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

2)	DURATION:

The duration of the Lease in respect of the Schedule Premises shall be Five (5) years, commencing from the day of handing over of the Schedule Premises on or before 1st April 2005.

4)	POSSESSION:

The Lessors will handover vacant possession of the Schedule Premises along with Schedule Fittings to the Lessee on or before 24th March 2005.

5)	PAYMENT OF TAXES:

The Lessors shall bear and pay the property taxes, rates and ceases payable to Corporation of City of Bangalore/Bangalore Development Authority in regard to the Schedule Premises together with future increases therein and no claim for enhancement of rent or for contribution towards such taxes, ceases, levies or increases shall be made by the Lessors or be entertained by the Lessee. The Lessors agree that the Lessee shall not be liable to contribute towards or bear or pay any charges, costs, expenses arising out of and relating to any proceedings that may be instituted by the Lessors before any Forum, Court, Authority, Statutory Committee resulting in reduction of statutory taxes, levies, cesses, whether or not such reduction inures to the benefit of the Lessee. In the event of the Lessors failing to pay the said taxes it will be construed as material breach on the part of the Lessors and if demanded by the Statutory Authority, the Lessees may at its discretion so as not to disrupt the use of the Schedule Premises, if such

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

the Lessors failing to pay the said taxes it will be construed as material breach on the part of the Lessors and if demanded by the Statutory Authority, the Lessees may at its discretion so as not to disrupt the use of the Schedule Premises, if such disruption is threatened, pay the municipal taxes under notice to the Lessors and deduct the same from the next month’s rent/hire charges.

6)	WATER/ELECTRICITY AND MAINTENANCE CHARGES ETC.:

6.1)

The Lessors have informed the Lessee that the Schedule Premises has 40 KVA of power. The Lessee shall bear and pay the electricity charges to the builders/association of owners with regard to the consumption of power in the Schedule Premises. The Lessors have informed the Lessee there is a common electricity meter for the entire building and the distribution to the unit has been done through separate meter and the Lessee shall regularly and without default pay the electricity charges for such consumption as per the separate meter provided therein from the date of the execution of this Agreement of Lease. The Lessee shall furnish copies of bills and receipts acknowledging payments every four (4) months. In the event of the Lessee failing to pay the amounts due for the electricity, the Lessors may at their discretion under notice to the Lessee pay the amounts due under this clause to ensure that the electricity is not disrupted which will thereby affect the entire building in which the Schedule Premises are situated. The Lessee shall repay the amounts within

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

fifteen (15) days of such payment by the Lessors failing which it will be construed as material breach on the part of the Lessee.

6.2)	The Lessors have informed the Lessee that the water connection which has been provided by the authorities is common to the entire building in which the Schedule Premises are situated that the Lessee shall pay the proportionate water charges as and when due and demanded by the builders/association of owners. In the event of the Lessee failing to pay such proportionate charges, the Lessors may at their discretion under notice to the Lessee pay the amounts due under this clause to ensure that the water supply is not disrupted which will thereby affect the entire building in which the Schedule Premises are situated. The Lessee shall repay the amounts within fifteen (15) days of such payment by the Lessors failing which it will be construed as material breach on the part of the Lessee.

6.3)

The Lessee shall regularly pay the maintenance charges (approx. Rs. 3.50 per sq. ft., per month, subject to changes) raised by the association of owners/builders or any organization engaged for maintaining the Schedule Premises. The maintenance charges shall be paid on the bills being raised without default and before its due and the Lessee shall furnish copies of bills and receipts acknowledging payments every four (4) months. In the event of the Lessee failing to pay the amounts due for the maintenance, the Lessors may at their discretion under notice to the Lessee pay the amounts due under this clause to ensure that the services are not disrupted. The

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

Lessee shall repay the amounts within fifteen (15) days of such payment by the Lessors failing which it will be construed as material breach on the part of the Lessee.

6.4)	Fuel charges for Genset will be divided on sq. ft. basis.

7)	USE OF PREMISES.

7.1)	The Lessee shall be permitted to use the Schedule Premises for commercial purposes and the Lessee shall not carry on any activity in the Schedule premises which is illegal, unlawful or which causes a public nuisance.

7.2)	The Lessee shall not store any inflammable items or any hazardous items in the Schedule Premises.

8)	BAR ON STRUCTURAL ADDITIONS/ALTERATIONS:

The Lessee shall not effect any structural additions or alterations of permanent nature to the Schedule Premises without the prior written consent of the Lessors.

9)	ADDITIONAL POWER:

The Lessee will be entitled to make such application for additional power in the Schedule Premises at their cost. The Lessors shall sign all such documents/deeds as may be necessary and required for purpose of allotment of additional power in the Schedule Premises and the refundable deposit/other expenses demanded by the Karnataka Power Transmission Corporation Limited (KPTCL) for such

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

additional power shall be paid by the Lessee. The Lessors agree that on the Lessee vacating the Schedule Premises, the Lessee will be entitled to surrender the additional power and the Lessors shall as and when they receive back the refund of the amounts from KPTCL, immediately reimburse the refundable deposit to Lessee.

10)	SUB-LETTING:

The Lessee shall not be entitled to assign this Lease or any part thereof, sub-let, sub-lease, underlet, license, create tenancy, sub-tenancy or part with possession directly or indirectly to any third party in respect of the whole or part of the Schedule Premises unless the Lessee intends to or decides to vacate the Schedule Premises during the lock-in period as specified under clause 19.1 below. In the event, the Lessee intends to vacate the Schedule Premises during the lock-in period, then Lessors hereby agree that the Lessee shall be entitled to sub-let, sub-lease, underlet, license, create tenancy or underlet the Schedule Premises during the lock-in period to any other person or persons. This clause shall not apply to any wholly owned subsidiary company or sister concern of the Lessee. However in the event of any such assignments, the Lessee shall give the Lessors a prior intimation in writing regarding such change and after due satisfaction, the Lessors shall give consent for such change in writing to the Lessee.

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

11)	REPAIRS AND MAINTENANCE:

11.1)	The Lessors represent that the Schedule Premises is fit for occupation or use by the Lessee. In the event the Schedule Premises or part is currently unfit for occupation or use by the Lessee, the Lessors shall remedy the defect by carrying out all the necessary repairs and make the Schedule Premises fit for occupation before handing over the Schedule Premises to the Lessee.

11.2)	The Lessee shall maintain at their cost the Schedule Premises and Schedule Fittings in a state of good repair (including AMCs).

11.3)	The Lessors shall take care of any major repairs to the Schedule Property which may in the nature of structural repairs, major leakage or repair caused due to tempest, fire, earthquakes or any other natural calamity.

11.4)	The Lessors will on being intimated of any major repairs get the same repaired within thirty (30) days of the intimation being received failing which it will be construed as material breach on the part of the Lessors and the Lessee may at its discretion get the repairs carried out and deduct the amounts spent from the rent/hire charges payable to the Lessors. In case of dispute regarding the nature of major repairs, the Lessors and Lessee shall jointly appoint a Certified Engineer and his decision shall be final and binding on both the Parties.

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

12)	INSPECTION:

The Lessors or their authorized agents shall have the right to enter upon and inspect the Schedule Premises at all reasonable hours on any working day after giving a twenty-four (24) hours written notice to the Lessee without causing any disturbance/hindrance in the regular activities of the Lessee.

13)	SALE:

In the event of the Lessors disposing of the Schedule Premises to any one other than the Lessee, then in that event, such sale of the Schedule Premises/Schedule Fittings shall be subject to the leasehold rights of the Lessee, and the Lessors shall inform such purchaser of the leasehold rights of the Lessee herein and the Lessors shall ensure that the future owner or successor-in-title to the Schedule Premises shall agree to be bound by the terms of this Agreement of Lease. The Lessee shall then be required to pay the lease rent/hire charges to the new owner. The terms and conditions of this Lease shall continue to bind the Lessee and the new Landlord/s as it is.

14)	SUSPENSION:

In the event that the Schedule Premises or part thereof becomes unfit for occupation or use by the Lessee by reason of the occurrence of any force majeure event, the Lessee shall in from the Lessors by notice in writing, of the fact that the Schedule Premises are unfit for use, and the payment of rent shall remain suspended for the period commencing from the date of such until such time

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

as the Schedule Premises remains unfit for occupation or use. Provided that in the event the Schedule Premises remains unfit for use for a period greater than two (2) months for the date of notice, the Lessee shall be entitled to terminate this Agreement of Lease forthwith.

15)	INSURANCE:

15.1)	The Lessee shall insure all equipments, furnitures, fixtures in the Schedule Premises at its cost.

15.2)	The Lessors at their cost, shall keep the Schedule Premises fully insured and shall hand over a copy of such insurance policy to the Lessee. The Lessee shall not be responsible for taking out the aforesaid insurance or paying any insurance premium in this regard.

16)	INDEMNIFICATION:

The Lessors will indemnify and keep indemnified the Lessee against all or any claims, damages, costs and expenses relating to or arising out of defect in title, subsisting or future encumbrances or related to the Lease of the Schedule Premises and in relation to any work undertaken by the Lessors in respect of the Schedule Premises, including any claims, damages, costs and expenses arising out of or relating to any non-performance or breach of any law, rule, regulation, order, sanction, proceedings, etc. by the Lessors. The Lessors shall also indemnify Lessee from and against all or any claims, damages, costs and expenses

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

arising from any actions, known or unknown, by any third party which actions are solely and absolutely attributable to Lessors and/or the Scheduled Premises.

17)	AFFIXING OF BOARDS:

The Lessees will be entitled to affix a board of their company at a place mutually agreed upon on the building and inside the Schedule Premises at the cost of the Lessee (including payments towards statutory levies), provided however that the “Adam Chambers” Board shall not be disturbed or concealed.

18)	DEFAULT IN PAYMENT OF RENT/HIRE CHARGES:

In the event of the delay in payment of the rents/hire charges, the Lessee shall become liable to pay interest on the delayed rent/hire charges at the rate of 2% per month or part thereof. This is without prejudice to clause 19.2 below.

19) TERMINATION OF LEASE:

19.1)	The Lessee shall not terminate this Agreement of Lease for the first three (3) years being the lock-in period, unless there has been a breach by the Lessors.

19.2)	By efflux of time.

19.3)

In the event of the Lessee committing any breach of any of the terms of this Lease or defaults in payment of rent/hire charges for two (2) consecutive months or as mutually agreed between the Parties and recorded in writing, then in that event the Lessors shall give notice of such

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

default by the Lessee and the Lessee must, within 15 days of the receipt of such notice, rectify such default failing which this Lease will stand terminated and the Lessee shall hand over and deliver vacant possession of the Schedule Premises to the Lessors and the Lessors will have the right to resume possession of the Schedule Premises.

19.4)	In the event of the Lessee being ordered to be wound-up for any reasons by any Court or direction and/or liquidator/receiver being appointed, this Lease shall stand terminated and the Lessors shall become entitled to vacant possession of the Schedule Premises and to resume possession as the benefit of this Lease is not available to any third party. However this clause will have no application in the event of mergers in which the Lessee company may be a part.

19.5)	In the event of the Lessee is required to stop operations in India/Bangalore on account of any action or direction by the Government of India or Government of Kamataka or any other Central or State Authority, this Lease shall stand terminated and the Lessee shall vacate the Schedule Premises failing which the Lessors will be entitled to resume possession of the Schedule Premises without further notice.

19.6)	The Lessee may if it so desire terminate this Lease after three (3) years lock-in period by giving six (6) months advance notice in writing after the said period of thirty six (36) months, of the intention to terminate the Lease without assigning any reasons or cause.

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

19.7)	In the event of the Lessors committing breach of any of the terms of this Agreement of Lease, the Lessee shall be entitled to terminate this Lease after giving thirty (30) days notice to rectify the breach and on the failure of the Lessors to rectify the breach within a reasonable time after receipt of the said notice, the Lessee will be entitled to damages, if any, suffered due to such breach, and the Lessee will also be entitled to terminate the Lease and be ready for handing over possession of the Schedule Premises.

19.8)	In the event of any damage being caused to the building in which the Schedule Premises is situated or to the Schedule Premises so as to render the same unusable, then in the that event the lease shall stand determined.

19.9)	The Lessee agree that the Lessors shall upon termination of the Lease in any of the circumstances mentioned in any of the clauses set out under 19.1 to 19.7 the Lessors shall be entitled to on such termination resume possession of the Schedule Premises.

19.10)	The lessee agree that in any of the eventuality of the termination of the Lease as stated herein the Lessee is bound and liable to hand over full free and vacant possession of the Schedule Premises, and in the event of the Lessee were to continue the possession of the Schedule Premises even after the termination of this Lease the Lessee shall be liable to pay monthly rent/hire charges with an increase of 25% per annum over and above the last rent/hire charges paid.

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

20)	OTHER MATTERS:

The western side of the entire building in which the Schedule Premises are situated is earmarked for two (2) wheeler parking and the Lessee shall be entitled to use the same along with other occupants proportionately with no additional charge.

21)	RETURN OF PREMISES:

The Lessees shall on termination of lease or earlier determination of Lease in terms hereof, return the Schedule Premises in the same condition when taken by the Lessee on the execution of this Agreement of Lease subject to normal wear and tear which is expected.

22)	TAX DEDUCTION:

22.1)	The Lessee shall deduct tax at source as may be applicable under law and all other statutory deductions as may be required to be made on all payments to be made to the Lessors and the Lessee shall provide Tax Deduction at Source (TDS) certificates to the Lessors once in every three (3) months.

22.2)	In the event TDS is deducted by the Lessee and the TDS Certificate not given in time (before Lessors’ Income Tax Assessment), the Lessors shall treat the amount deducted as arrears in rent and shall be entitled to recover the same with interest calculated at the rate of 2% per month in any manner.

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

23)	STAMP DUTY AND REGISTRATION CHARGES AND EXPENSES:

23.1)	That the cost of stamp duty and registration charges and other incidental expenses in connection with execution and registration of this Lease and the renewed Lease shall be borne by the Lessee.

23.2)	The Lessors shall come forward to register the Agreements to Lease on demand by the Lessee.

23.3)	If under any circumstance, the stamp duty and registration charges becomes payable, the Lessors shall be entitled to pay the same and amounts so paid shall be treated as arrears in rent and shall be recovered by the Lessees as arrears of rent.

24)	MODIFICATION/VARIATION:

No change, variation or modification of any of the terms and conditions set forth herein shall be valid unless incorporated as an amendment to this Lease and signed by the duly authorized representatives of both the Parties.

25)	WAIVER/FORBEARANCE:

The Parties hereto agree that in the event of there being any delay in or indulgence shown by either of the parties with regard to the enforcement of any of the terms of this Lease, the same shall not be construed as a waiver on the part of the Party showing such indulgence or tolerance and any such indulgence or forbearance shall not be deemed to be a waiver of the rights and the Parties shall be entitled to enforce such right without prejudice to such indulgence or tolerance shown.

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

26)	ARBITRATION:

The Parties agree that in case of any dispute arising in respect to this Lease, the matter shall be referred to arbitration of an Arbitrator, in consonance with the provisions of the Indian Arbitration and Conciliation Act, 1996, as may be amended from time to time. The decision of the Arbitrator so appointed shall be binding upon the Lessors and the Lessee.

27)	LANGUAGE, JURISDICTION AND ARBITRATION VENUE:

The arbitration proceedings shall be held at Bangalore and conducted in the English language. The courts in Bangalore shall alone have jurisdiction with regard to this Lease.

28)	GENERAL:

This Agreement of lease is executed in triplicate. One (1) copy shall be retained by the Lessee and the other two (2) copies shall be retained by the Lessors.

29)	SEVERANCE:

In the event that any provision of this Lease or any of the conditions of them are declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable or indications of the same are received by either of the

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

Parties from any relevant competent authority, the Parties shall amend that provision in such reasonable manner as achieves the intention of the Parties without illegality or at the discretion of the Parties it may be severed from this Lease and the remaining provisions of this Lease shall remain in full force and effect unless the Parties decide that the effect of such declaration is to defeat the original intention of the Parties in which event the Parties will decide to terminate this Lease and the provision of clause 27 will not apply.

30)	WHOLE AGREEMENT:

The Parties acknowledge that this Agreement and these conditions contain the whole Agreement of Lease between the Parties and it has not relied upon any oral or written representations made.

31)	NOTICE:

No notice shall be deemed to have been served unless delivered under the Registered Post Acknowledgement Due to the address stated below.

32)	ADDRESS FOR NOTICE:

Unless otherwise notified in writing with acknowledgement due, the address for notice/correspondence of either the Lessors or Lessees shall be as under:

Address of Lessors:	Lessor Nos. 1 and 2 No. 14, Walton Road, Bangalore – 560 001

Lessor Nos. 3 to 5 No. 51/1, Promenade Road, Frazer Town Bangalore – 560 005

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

Address of Lessees:	Vijeta No. 14, 2nd Floor, 80 Ft. Main Road, 4th Block, Koramangala Bangalore – 560 034

OR

3rd Floor, Adam Chambers No. 11 Richmond Road, Bangalore.

33)	PERMISSION:

If any clearance certificate is required for the registration of the Agreements to Lease the same shall be obtained by the Lessors at their cost.

34)	HEADINGS:

The Headings to various clauses hereinabove, are given for sake of convenience and easy reference only and they do not in any manner either govern or interpret the meaning thereof.

35) CONSTRUCTION:

The Lessors warrant that the Schedule Premises is constructed as per the plan, sanctioned by the Bangalore Mahanagara Palike.

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

SCHEDULE – ‘A’

The entire Third Floor of the Building known as “ADAM CHAMBERS” constructed on the Property bearing No. 11 Richmond Road, Bangalore, having a super built up area of about 3,947 feet.

SCHEDULE – ‘B’

Furniture and Fixtures

•	False Ceiling

•	Lights

•	Air-Conditions

•	Rooms

•	Work Stations/Chairs

•	Carpeted Flooring

•	Two Toilets

•	Pantry

•	Common Genset for Back-Up Power

•	Others to be given.

IN WITNESS WHEREOF, the PARTIES hereto have set their respective hands to this AGREEMENT OF LEASE at Bangalore on the day, month and year first above written:

SIGNED AND DELIVERED by the within named LESSORS

1.	/s/ A. Majeed Alias Mohsin
	Mr. A. MAHED alias MOHSIN	LESSOR – 1

2.	/s/ A. Aziz Qader
	Mr. A. AZIZ QADER	LESSOR – 2

3.	/s/ A. Rasheed Razack
	Mr. A. RASHEED RAZACK	LESSOR – 3

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan

4.	/s/ A. Hameed Razack	LESSOR – 4
Mr. A. HAMEED RAZACK

5.	/s/ A. Rahim Razack	LESSOR – 5
Mr. A. RAHIM RAZACK

in the presence of:

WITNESSES:

1.	NARENDRA KAMATH 101, ROYAL CASTLE KODI HALLI, HAL II BANGALORE – 560008 /s/ Narendra Kamath

2.	VINOD K GOPINATH #107, MAANGALYA 6/1 BENSON CROSS RD B’LORE – 46 /s/ Vinod Gopinath

SIGNED, SEALED AND DELIVERED by the within Named LESSEES M/S TRUESPAN SEMICONDUCTORS TECHNOLOGY INDIA PRIVATE LIMITED, Represented by its Director:
MR. A.G. MURLIKRISHNAN	/s/ A.G. Murlikrishnan
LESSEE

in the presence of:

WITNESSES:

1.	NARENDRA KAMATH 101, ROYAL CASTLE KODI HALLI, HAL II BANGALORE – 560008 /s/ Narendra Kamath

2.	S.K. KANTHARAJ No. 145, RAIN BOW RESIDENCY JUNNASANDRA SARJAPUR ROAD BANGALORE /s/ S.K. Kantharaj

/s/ A.Majeed	/s/ A. Aziz Qader	/s/ A. Rasheed Razack	/s/ A. Hameed Razack	/s/ A. Rahim Razack	/s/ A.G. Murlikrishnan